                                                                     EXHIBIT 4.5

                                                                       EXHIBIT H
                                                         TO THE CREDIT AGREEMENT




                            FORM OF CAF ADVANCE NOTE

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH SECOND AMENDED AND RESTATED CREDIT AGREEMENT.

                                                              New York, New York
$_______________                                                  April 25, 1997



        FOR VALUE RECEIVED, each of the undersigned, Sybron International Corporation ("Parent"), a Wisconsin corporation, Kerr Corporation ("Kerr"), a Delaware Corporation, and Nalge Nunc International Corporation ("NNI"), a Delaware Company (each, a "Revolving Credit Borrower"), severally, hereby unconditionally promises to pay to the order of _________________________________ (the "Lender") at the office of The Chase
Manhattan Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) ____________________________________________ DOLLARS
($___________), or, if less, (b) the aggregate unpaid principal amount of each CAF Advance which is made by the Lender to such Revolving Credit Borrower pursuant to subsection 2.4 of the Credit Agreement, as hereinafter defined. The principal amount of each CAF Advance evidenced hereby shall be payable on the CAF Advance Maturity Date therefor set forth on the schedule attached hereto and made a part hereof or on a continuation of such schedule which shall be attached hereto and made a part hereof (the "Grid"). Each Revolving Credit Borrower, severally, further agrees to pay interest in like money at such office on the unpaid principal amount of each CAF Advance made to such Revolving Credit Lender, at the rate per annum set forth in respect of such CAF Advance on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the Borrowing Date of such CAF Advance until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with subsection 2.6(c) of the Credit Agreement. Interest on each CAF Advance evidenced hereby shall be payable on the date or dates set forth in respect of such CAF Advance on the Grid. CAF Advances evidenced by this Note may not be prepaid.

        The holder of this Note is authorized to endorse on the Grid the Borrowing Date, amount, Interest rate, Interest Payment Dates and CAF Advance Maturity Date in respect of each CAF Advance made pursuant to subsection 2.4 of the Credit Agreement and each payment of principal with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such CAF Advance.

        This Note is one of the CAF Advance Notes referred to in the Second Amended and Restated Credit Agreement dated as of April 25, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent, the Subsidiary Borrowers, the Lender, the other banks and financial institutions from time to time parties thereto, Chase Securities Inc., as Arranger, and The Chase Manhattan Bank, as Administrative Agent, and is subject to the provisions of the Credit Agreement.

        Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

        All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        SYBRON INTERNATIONAL CORPORATION



                                        By
                                          -------------------------------------
                                          Title:


                                        KERR CORPORATION



                                        By
                                          -------------------------------------
                                          Title:

                                        NALGE NUNC INTERNATIONAL CORPORATION



                                        By
                                          --------------------------------------
                                           Title:

                            SCHEDULE OF CAF ADVANCES
                           _________________, Lender
          Sybron International Corporation, Revolving Credit Borrower
    Second Amended and Restated Credit Agreement dated as of April 25, 1997



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                                                                   CAF Advance
       Borrowing            Amount of CAF                       Interest Payment     CAF Advance
  Date of CAF Advance          Advance         Interest Rate         Dates          Maturity Date    Payment Date     Authorization
------------------------------------------------------------------------------------------------------------------------------------
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

                            SCHEDULE OF CAF ADVANCES
                           _________________, Lender
                  Kerr Corporation, Revolving Credit Borrower
    Second Amended and Restated Credit Agreement dated as of April 25, 1997

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                                                                   CAF Advance
       Borrowing            Amount of CAF                       Interest Payment     CAF Advance
  Date of CAF Advance          Advance         Interest Rate         Dates          Maturity Date    Payment Date     Authorization
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

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

                            SCHEDULE OF CAF ADVANCES
                           _________________, Lender
        Nalge Nunc International Corporation, Revolving Credit Borrower
    Second Amended and Restated Credit Agreement dated as of April 25, 1997

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                                                                   CAF Advance
       Borrowing            Amount of CAF                       Interest Payment     CAF Advance
  Date of CAF Advance          Advance         Interest Rate         Dates          Maturity Date    Payment Date     Authorization
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

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